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INDUSTRY CANADA  INDUSTRIE CANADA


Certificate                            Certificat
of Amalgamation                        de fusion

Canada Business                        Loi canadienne sur
Corporations Act                       les societes par actions


MERIDIAN GOLD INC.                             328084-5


- -----------------------------          ------------------------------
Name of corporation-Denomination       Corporation number-Numero
  de la societe                          de la societe


I hereby certify that the above-named corporation resulted from an amalgamation under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.


Je certifie que la societe susmentionnee est issue d'une fusion, en ventu de l'article 185 de la Loi canadienne sur les societes par actions, des societes dont les denominations apparaissent dans les statuts de fusion ci-joints.


       /s/ S.V. Arnold
- -----------------------------
      Director--Directeur

July 22, 1996/le 22 juillet 1996
Date of Amalgmation--Date de fusion


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


[LOGO]  Industry Canada          Industrie Canada
                                                                             FORM 9                           FORMULE 9
        Canada Business          Loi canadienne sur les             ARTICLES OF AMALGAMATION              STATUTS DE FUSION
        Corporations Act         societes par actions                     (SECTION 185)                     (ARTICLE 185)
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
     1-- Name of amalgamated corporation                                 Denomination de la societe issue de la fusion
         MERIDIAN GOLD INC.
- ---------------------------------------------------------------------------------------------------------------------------------
     2-- The place in Canada where the registered office is to           Lieu au Canada ou doit etre situe le siege social
         be situated
         City of Vancouver, Province of British Columbia
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     3-- The classes and any maximum number of shares that the           Categories et tout nombre maximal d'actions que la
         corporation is authorized to issue                              societe est autorisee a emettre
         An unlimited number of Common Shares and an unlimited number of Preference Shares issuable in series, in each case with the attributes as set out in Schedule I annexed hereto.
         The annexed Schedule I is incorporated in this Form.
- ---------------------------------------------------------------------------------------------------------------------------------
     4-- Restrictions, if any, on share transfers                         Restrictions sur le transfert des actions, s'il y a lieu
         The right to transfer shares of the Corporation shall be
         restricted in that no share shall be transferred without the approval of the board of directors.
- ---------------------------------------------------------------------------------------------------------------------------------
     5-- Number (or minimum and maximum number) of directors              Nombre (ou nombre minimum et maximal) d'administrateurs
         Such number number not more than ten (10) nor less than one
         (1) as the board of directors may from time to time determine.
- ---------------------------------------------------------------------------------------------------------------------------------
     6-- Restrictions, if any, on business the corporation may carry on   Limites imposees a l'activite commerciale de la societe,
         None                                                             s'il y a lieu
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     7-- Other provisions, if any                                         Autres dispostions, s'il y a lieu

         The annexed Schedule II is incorporated in this Form.

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     8-- The amalgamation has been approved pursuant to that section      8-- La fusion a ete approuvee en accord avec l'article
         or subsection of the Act which is indicated as follows:              ou le paragraphe de la Loi indique ci-apres.
                                                                    [_] 183
                                                                    [X] 184(1)
                                                                    [_] 184(2)
- ---------------------------------------------------------------------------------------------------------------------------------
     9-- Name of the amalgamating corporations                         Corporation No.     Signature         Date         Title
         Denomination des societes fusionnantes                        N de la societe                                    Titre
- ---------------------------------------------------------------------------------------------------------------------------------
Meridian Gold Inc.                                                      323270-1         /s/ S.V. Arnold  July 22, 1996  Director
- ---------------------------------------------------------------------------------------------------------------------------------
3280837 Canada Inc.                                                     328083-7         /s/ S.V. Arnold  July 22, 1996  Director
- ---------------------------------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------------------------------

=================================================================================================================================
FOR DEPARTMENTAL USE ONLY -- A L'USAGE DU MINISTERE SEULEMENT                             Filed -Deposee
Corporation No. -- N de la societe                 328084-5                                 July 23/1996
- ---------------------------------------------------------------------------------------------------------------------------------
ic 3190(3-95) (CCA 1390)

                           ARTICLES OF AMALGAMATION
                           ------------------------

                              MERIDIAN GOLD INC.
                              ------------------

                                  SCHEDULE I

COMMON SHARES
- -------------

1.  VOTING RIGHTS
    -------------

Each holder of Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and to vote thereat, except meetings at which only holders of a specified class of shares (other than Common Shares) or specified series of shares are entitled to vote. At all meetings of which notice must be given to the holders of the Common Shares, each holder of Common Shares shall be entitled to one vote in respect of each Common Share held by such holder.

2.  DIVIDENDS
    ---------

The holders of the Common Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive any dividend declared by the Corporation.

3.  LIQUIDATION, DISSOLUTION OR WINDING-UP
    --------------------------------------

The holders of the Common Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation on a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

PREFERRED SHARES
- ----------------

The Preferred Shares, as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

     (a) the Preferred Shares may from time to time be issued in one or more series and subject to the following provisions, and subject to the issuance under the Canada Business Corporations Act (the "Act") of a certificate of amendment in respect thereof, the directors may fix from time to time before such issue the number of shares that is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred Shares including, without limiting the generality of the foregoing, the issue price per share of the shares of such series, the rate or amount of any dividends or the method of calculating any dividends, the dates of payment thereof, any redemption, purchase and/or conversion prices and terms and conditions of any redemption, purchase and/or conversion, and any sinking fund or other provisions;

     (b) the Preferred Shares of each series shall, with respect to the payment of any dividends and any distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Common Shares and over any other shares of the Corporation ranking junior to the Preferred Shares. The Preferred Shares of any series may also be given such other preferences, not inconsistent with these articles, over the common shares and any other shares of the Corporation ranking junior to such Preferred Shares as may be fixed in accordance with paragraph (a);

     (c) the Preferred Shares of any series may be made convertible into Common Shares;

     (d) unless the directors otherwise determine in the articles of amendment designating a series, and subject to the provisions of the Act and paragraph (e) below, the Preferred Shares as a class shall have no voting rights; and

     (e) any amendment to the articles of the corporation to remove or vary any rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class or to create any other class of shares ranking in priority to or on a parity with the Preferred Shares, in addition to the authorization by special resolution, must be given by at least two-thirds of the votes cast at a meeting of the holders of Preferred Shares duly called for that purpose and at every such meeting a holder of a Preferred Share shall be entitled to one vote in respect of each Preferred Share held in addition to any other vote required by the Act.

                           ARTICLES OF AMALGAMATION

                              MERIDIAN GOLD INC.

                                  SCHEDULE II


7.  Other provisions, if any:

    The following provisions shall apply to the Corporation:

    (a) The number of shareholders of the Corporation exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

    (b) No invitation shall be made to the public to subscribe for any securities of the Corporation.

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Certificate                            Certificat
of Amendment                           de modification

Canada Business                        Loi canadienne sur
Corporations Act                       les societes par actions


MERIDIAN GOLD INC.



- ----------------------------------------------
Name of corporation-Denomination de la societe


I hereby certify that the articles of the above-named corporation were amended


(a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;

(b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;

(c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;

(d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization.


               328084-5


- ---------------------------------------
Corporation number-Numero de la societe





Je certifie que les statuts de la societe susmentionnee ont ete modifies:

[_] a) en vertu de l'article 13 de la Loi canadienne sur les societes par actions, conformement a l'avis ci-joint;


[X] b) en vertu de l'article 27 de la Loi canadienne sur les societes par actions, tel qu'il est indique dans les clauses modificatrices ci-jointes designant une serie d'actions;


[X] c) en vertu de l'article 179 de la Loi canadienne sur les societes par actions, tel qu'il est indique dans les clauses modificatrices ci-jointes;


[_] d) en vertu de l'article 191 de la Loi canadienne sur les societes par actions, tel qu'il est indique dans les clauses de reorganisation ci-jointes.




/s/     S.V. Arnold
- ----------------------------------
        Director--Directeur


July 22, 1996/le 22 juillet 1996
Date of Amendment--Date de modification

[LOGO]
            Consumer and                   Consommation et
            Corporate Affairs Canada       Affaires commerciales Canada                FORM 4                        FORMULE 4
                                                                                ARTICLES OF AMENDMENT         CLAUSES MODIFICATRICES
            Canada Business                Loi regissant les societes            (SECTION 27 OR 177)           (ARTICLES 27 OU 177)
            Corporations Act               par actions de regime federal

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
    1--Name of corporation - Denomination de la societe                                     2--Corporation No.--N/o/ de la societe
       MERIDIAN GOLD INC.                                                                   328084-5

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
    3--The articles of the above-named corporation are amended as follows:        Les statuts de la societe mentionnee ci-dessus
                                                                                  sont modifies de la facon suivante:


1. to create 10,000 of the first series of Preferred Shares of the Corporation to be designated as Preferred Shares, Series 1 and to provide that the Preferred Shares, Series 1 shall have the rights, privileges, restrictions and conditions as set out in Schedule A attached hereto which forms an integral part hereof.

2. to delete the provisions of paragraph 4 of the Articles of the Corporation and substitute therefor the word "None".

3. to delete the provisions of paragraph 5 of the Articles of the Corporation and substitute therefor the following:

    "Such number not more than ten (10) nor less than three (3) as the board of directors may from time to time determine."

4. to delete the provisions of paragraph 7 of the Articles of the Corporation and substitute therefor the word "None".


- ------------------------------------------------------------------------------------------------------------------------------------
Date                                Signature                            Title--Titre
       July 22, 1996                /s/ S.V. Arnold                      Director
- ------------------------------------------------------------------------------------------------------------------------------------
7530-21-936-1387(01-93)46                                                FOR DEPARTMENTAL USE ONLY-A L'USAGE DU MINISTERE SEULEMENT
                                                                         Filed - Deposee

                              MERIDIAN GOLD INC.

                                  Schedule A

Preferred Shares, Series 1

The first series of Preferred Shares of the Corporation shall consist of and be limited to 10,000 shares and shall be designated as the Preferred Shares, Series 1 (the "Preferred Shares, Series 1"). The rights, privileges, restrictions and conditions attaching to the Preferred Shares, Series 1 are as follows:

(i) Voting Rights - Subject to the provisions of the Canada Business Corporations Act (the "Act"), the holder of the Preferred Shares, Series 1 shall not be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

(ii)  Redemption at Option of Corporation -

      (a) General - Subject to the Act, the Corporation may redeem the whole or any part of the issued and outstanding Preferred Shares, Series 1 on payment for each share to be redeemed of the Canadian dollar equivalent (based on the noon spot rate quoted by the Bank of Canada on July 26, 1996) of U.S.$10.00 (ten dollars in United States funds) (the "Redemption Price"). If a part only of the Preferred Shares, Series 1 represented are redeemed, a new certificate for the balance shall be issued by the Corporation.

      (b) Notice - Unless the holder of the Preferred Shares, Series 1 to be redeemed shall have waived notice of such redemption, the Corporation shall give not less than 5 days' notice in writing of such redemption, specifying the date and place of redemption.

      (c) Cessation of Rights - If such notice is given or waived, and the Redemption Price is paid to such holder, on or before the date fixed for redemption, dividends on the shares to be redeemed shall cease after the date fixed for redemption and the holder thereof shall thereafter have no rights against the Corporation in respect thereof except to receive payment of the Redemption Price.

(iii) Mandatory Redemption after Five Years

      (a) General - The Corporation shall redeem all of the Preferred Shares, Series 1 on the date that is five years from the date of issuance of the Preferred Shares, Series 1 (the "Ultimate Redemption Date").

      (b) Redemption Procedure - The Corporation shall, on the Ultimate Redemption Date, redeem all of the Preferred Shares, Series 1 then outstanding by paying to the registered holder an amount equal to the Redemption Price for each Preferred Shares, Series 1 outstanding on the Ultimate Redemption Date. Such payment shall be made by cheque payable at any branch in Canada of one of the Corporation's bankers.


     (d) Cessation of Rights - The Preferred Shares, Series 1 shall be redeemed on the Ultimate Redemption Date and thereafter such shares shall cease to be entitled to dividends and the holder thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof.


(iv) Purchase for Cancellation - Subject to the Act, the Corporation may, at any time and from time to time, purchase for cancellation, the whole or any part of the Preferred Shares, Series 1 at the lowest price at which, in the opinion of the directors, such shares are obtainable but such price shall not exceed the Redemption Price.

(v) Dividends - The holders of Preferred Shares, Series 1 shall in each year in the discretion of the directors but always in preference and priority to any payment of dividends on the Common Shares for such year, be entitled, out of any or all profits or surplus available for dividends to non-cumulative dividends at the rate of 5% per annum.

(vi) Liquidation, Dissolution or Winding-Up - In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of Preferred Shares, Series 1 shall be entitled to receive in respect of each such share, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares and any other class of shares of the Corporation ranking junior to the Preferred Shares, Series 1, an amount equal to Redemption Price.